UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2004

Commission file number: 000-31667

MFC DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	13-3579974 (I.R.S. Employer Identification No.)

271 North Avenue, Suite 520

New Rochelle, NY 10801

(Address of principal executive offices)

(914) 636-3432

(Telephone number)

Item 5. Other Events

Letter of Intent

On February 23, 2004 MFC Development Corp. agreed to commence negotiations with Creative Marketing Group, Inc. (CMG) to acquire 100% of that corporation's outstanding capital stock in exchange for shares of common stock of the registrant after which the shareholders of CMG will have a majority ownership. In connection with that acquisition the Company will seek to raise $2,500,000 by the private placement of its securities.

CMG is a sales and marketing oriented company specializing in presenting select product opportunities to retail markets in the United States.  Recently CMG obtained exclusive major brand licensing agreements permitting them to produce various types of consumer products and market them through retailers, food service, hospitality and in-office locations throughout the United States.

There is no assurance that the registrant will successfully negotiate the acquisition or the private placement or, upon the completion of such transactions, that the registrant will be successful.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MFC DEVELOPMENT CORP.

February 23, 2004	/s/ VICTOR BRODSKY
Victor Brodsky Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)